Exhibit 99.1

BFC Financial Corporation Announces Intention to Commence a Cash
Tender Offer for Shares of Class A Common Stock of

BBX Capital Corporation

FORT LAUDERDALE, Florida – March 17, 2015 – BFC Financial Corporation (“BFC”) (OTCQB: BFCF) announced today that it intends to commence a cash tender offer to the shareholders of BBX Capital Corporation (“BBX Capital”) (NYSE: BBX) to purchase up to 4,771,221 shares of BBX Capital’s Class A Common Stock at a purchase price of $20.00 per share.

BFC currently owns approximately 51% of the issued and outstanding shares of BBX Capital’s Class A Common Stock and all of the issued and outstanding shares of BBX Capital’s Class B Common Stock. Collectively, these shares represent an approximately 51% equity interest and 74% voting interest in BBX Capital. BFC will seek to purchase in the tender offer an additional approximately 30% of BBX Capital’s issued and outstanding Class A Common Stock. If all such shares are purchased by BFC in the tender offer, BFC would own approximately 81% of the issued and outstanding shares of BBX Capital’s Class A Common Stock following the tender offer, which together with the shares of BBX Capital’s Class B Common Stock owned by BFC, would represent an approximately 81% equity interest and 90% voting interest in BBX Capital. If the tender offer is commenced and completed and more than 4,771,221 shares are tendered in the tender offer, BFC will purchase shares from all BBX Capital’s shareholders who properly tendered shares, on a pro rata basis based on the aggregate number of shares tendered.

The offer price of $20.00 per share represents a premium of approximately 46.7% over the $13.63 closing share price of BBX Capital’s Class A Common Stock on March 16, 2015, the last trading day prior to today’s announcement. The terms and conditions of the tender offer will be described in an offer to purchase and related letter of transmittal that will be mailed to BBX Capital’s shareholders shortly after BFC commences the tender offer. The tender offer will be subject to certain conditions, including a financing condition. In addition, it is expected that BBX Capital will remain a public company following the tender offer and it will be a condition to closing the tender offer that BFC determines that the tender offer and purchase of shares in the tender offer will not be reasonably likely to result in BBX Capital’s Class A Common Stock being delisted from the New York Stock Exchange or deregistered under the Securities Exchange Act of 1934. BFC currently anticipates commencing the tender offer within five business days. The tender offer will be held open for at least twenty business days following its commencement, and tenders of shares must be made prior to the expiration of the tender offer period.

Important Information About the Tender Offer

BFC has not yet commenced the tender offer referred to in this press release. This press release does not constitute an offer to buy or solicitation of an offer to sell any securities. This press release is for informational purposes only. The offer to purchase the shares of BBX Capital’s Class A Common Stock and the solicitation of the shares will be made only pursuant to the offer to purchase and the related letter of transmittal, which are expected to be mailed to BBX Capital’s shareholders shortly after commencement of the tender offer. BBX Capital’s shareholders should read those materials and the documents incorporated therein by reference carefully when they become available, because they will contain important information, including the various terms and conditions of the tender offer. If the tender offer is commenced, BFC will also file a Tender Offer Statement on Schedule TO (the “Tender Offer Statement”) with the Securities and Exchange Commission (the “SEC”). The Tender Offer Statement, including the offer to purchase, the letter of transmittal, and other related materials, will also be available to BBX Capital’s shareholders at no charge on the SEC’s website at www.sec.gov. BFC’s other public filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are also available for free on the SEC’s website at www.sec.gov. When available, BBX Capital’s shareholders may also obtain the offer to purchase, letter of transmittal and other related materials in connection with the tender offer by contacting Georgeson Inc., the Information Agent for the tender offer, toll-free at (877) 507-1756. BBX Capital’s shareholders should read these materials carefully before making any decision with respect to the tender offer.

About BFC Financial Corporation:

BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include a 51% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation. BFC owns a 54% equity interest in Woodbridge, the parent company of Bluegreen. BBX Capital owns the remaining 46% equity interest in Woodbridge. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 180,000 owners, over 65 owned or managed resorts, and access to more than 4,500 resorts worldwide. BBX Capital, a New York Stock Exchange listed company, is involved in the acquisition, ownership, management, joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses.

As of December 31, 2014, BFC had total consolidated assets of approximately $1.4 billion, shareholders' equity attributable to BFC of approximately $252.9 million, and total consolidated equity of approximately $446.7 million. BFC’s book value per share at December 31, 2014 was $3.03.

About Bluegreen Corporation:

Founded in 1966 and headquartered in Boca Raton, FL, Bluegreen Corporation (“Bluegreen Vacations”) is a sales, marketing and resort management company, focused on the vacation ownership industry and pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 180,000 owners, over 65 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based service resort management, financial services, and sales and marketing on behalf of third parties.

About BBX Capital Corporation:

BBX Capital (NYSE: BBX) is involved in the acquisition, ownership, management of, joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses. In addition, BBX Capital and its holding company, BFC Financial Corporation (OTCQB: BFCF), have a 46% and 54% respective ownership interest in Bluegreen Corporation. As a result of their ownership interests, BBX and BFC own 100% of Bluegreen. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 180,000 owners, over 65 owned or managed resorts, and access to more than 4,500 resorts worldwide.

As of December 31, 2014, BBX Capital had total consolidated assets of $392.9 million, shareholders' equity attributable to BBX Capital of approximately $309.8 million, and total consolidated equity of approximately $311.3 million.  BBX Capital’s book value per share at December 31, 2014 was $19.16.

For further information, please visit our family of companies:

BFC Financial Corporation: www.BFCFinancial.com

Bluegreen Corp.: www.BluegreenVacations.com

BBX Capital: www.BBXCapital.com

Renin Corp.: www.ReninCorp.com

RoboVault: www.RoboVault.com

BBX Sweet Holdings: Hoffman’s Chocolates: www.Hoffmans.com, Williams & Bennett:

www.WilliamsandBennett.com, Jer’s Chocolates: www.Jers.com, Helen Grace Chocolates: www.HelenGrace.com, and Anastasia Confections: www.AnastasiaConfections.com

BFC Financial Contact Info:

Investor Relations: Leo Hinkley, Managing Director, 954- 940-4994

Email: LHinkley@BFCFinancial.com

Media Contact: Kip Hunter Marketing, 954-765-1329

Aimee Adler/ Jodi Goldstein

Email: aimee@kiphuntermarketing.com, jodi@kiphuntermarketing.com

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This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and involve substantial risks and uncertainties. These risks and uncertainties include, but are not limited to, those relating to the contemplated tender offer described in this press release, including uncertainty about the timing of the tender offer, that, if the tender offer is commenced, the conditions to closing the tender offer may not be satisfied, uncertainties as to the amount of shares that will be tendered in the tender offer and BFC’s ownership interest in BBX Capital following the tender offer, risks relating to the continued listing of BBX Capital’s Class A Common Stock on the New York Stock Exchange and the continued status of BBX Capital as an SEC reporting company, and the risk that the expected benefits to BFC from the tender offer may not be realized or maintained. Reference is also made to the risks and uncertainties detailed in reports filed by BFC with the SEC, including the “Risk Factors” sections thereof, which may be viewed on the SEC's website at www.sec.gov. BFC cautions that the foregoing factors are not exclusive.